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                                                                    EXHIBIT 3.82

                          ARTICLES OF ORGANIZATION FOR
                             RESORTQUEST HAWAII, LLC


The undersigned, for the purpose of forming a limited liability company under the laws of the State of Hawaii, do hereby make and execute these Articles of
Organization:

                                        I

The name of the company shall be:  RESORTQUEST HAWAII, LLC

                                       II

The street address of the initial designated office in Hawaii is: ANA Kalakaua Center, 2155 Kalakaua Avenue, Suite 500, Honolulu, Hawaii 968 15-2354.

                                       III

The company shall have and continuously maintain in the State of Hawaii an agent and Street address of the agent for service of process on the company. The agent must be an individual resident of Hawaii. a domestic entity, or a foreign entity authorized to transact or conduct affairs in this State, whose business office is identical with the registered office.

a. The name of the company's initial agent for service of process is: The Corporation Company, Inc.

b. The street address of the agent for service of process is: 1000 Bishop Street, Honolulu, Hawaii 96813

                                       IV

The name and address of each organizer is: Kelvin Mark Bloom, ANA Kalakaua Center, 2155 Kalakaua Ave., Suite 500, Honolulu, Hawaii 96815-2354

                                        V

The period of duration is:  At-will.

                                       VI

The company is: Manager-managed, and the names and addresses of the initial managers are listed below. (Number of initial members: One.)

         Kelvin Mark Bloom, ANA Kalakaua Center, 2155 Kalakaua Ave., Suite 500, Honolulu, HI 96815-2354


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                                       VII

The members of the company: Shall not be liable for the debts, obligations and liabilities of the company.

We certify, under the penalties set forth in the Hawaii Uniform Limited Liability Company Act, that we have read the above statements and that the same are true and correct.

Signed this 27th day of May 2002


/s/ Kelvin Mark Bloom
Kelvin Mark Bloom


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